UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 28, 2026

Arcellx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41259	47-2855917
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

800 Bridge Parkway

Redwood City, CA 94065

(Address of principal executive offices, including zip code)

(240) 327-0630

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Name of each exchange on which
Title of each class	Trading Symbol(s)	registered
Common Stock, $0.001 par value per share	ACLX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

As previously disclosed on February 23, 2026 in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by Arcellx, Inc., a Delaware corporation (the “Company”), the Company entered into an Agreement and Plan of Merger, dated as of February 22, 2026 (the “Merger Agreement”), by and among the Company, Gilead Sciences, Inc., a Delaware corporation (“Parent”), and Ravens Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”).

Item 2.01. Completion of Acquisition or Disposition of Assets.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions described therein and in the Offer to Purchase, dated March 6, 2026, and the related Letter of Transmittal, on March 6, 2026, Purchaser commenced a tender offer (the “Offer”) to purchase all of the Company’s issued and outstanding shares of common stock, par value $0.001 per share (“Shares”), other than any Shares owned immediately prior to the effective time of the Merger (as defined below) by the Company (including those held in the Company’s treasury) and any Shares owned both as of the date of the commencement of the Offer and immediately prior to the effective time of the Merger by Parent, Purchaser or any other direct or indirect wholly owned subsidiary of Parent, at a price per Share of (x) $115.00 per Share (the “Closing Amount”), net to the seller in cash, without interest, subject to any withholding tax, plus (y) one (1) contractual contingent value right (a “CVR”), which represents the right to receive one contingent payment of $5.00 per CVR in cash, without interest, and subject to any withholding tax, payable on March 31, 2030, subject to cumulative worldwide Sales (as defined in the CVR Agreement (as defined below)) of the Company’s anitocabtagene autoleucel (anito-cel) product exceeding $6.0 billion on or prior to December 31, 2029 and the other terms and conditions set forth in a contingent value rights agreement (the “CVR Agreement”), dated April 28, 2026, by and among Parent, Computershare, Inc., a Delaware corporation, and its affiliate, Computershare Trust Company, N.A., a federally chartered trust company (“Computershare Trust”) (the Closing Amount plus one (1) CVR, together, the “Offer Price”).

The Offer expired at 5:00 p.m., Eastern Time, on April 27, 2026 (the “Expiration Time”). According to Computershare Trust, the depositary and paying agent for the Offer, as of the Expiration Time, 38,795,604 Shares were validly tendered and not validly withdrawn in the Offer, representing, together with Shares already owned by Parent, approximately 77.2% of the outstanding Shares. The number of Shares tendered satisfied the condition to the Offer that there be validly tendered, and not validly withdrawn, in the Offer a number of Shares that, considered together with all other Shares owned by Purchaser and its affiliates (as such term is defined in Section 251(h)(6) of the Delaware General Corporation Law, as amended (“DGCL”)), represent one more Share than 50% of the total number of Shares outstanding at the Expiration Time. All conditions to the Offer were satisfied or waived, and Parent and Purchaser accepted for payment all Shares validly tendered and not validly withdrawn.

Following the consummation of the Offer, the remaining conditions to the Merger (as defined below) set forth in the Merger Agreement were satisfied or waived, and on April 28, 2026, Purchaser merged with and into the Company (the “Merger” and, together with the Offer and the other transactions contemplated by the Merger Agreement, the “Transactions”) pursuant to Section 251(h) of the DGCL, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent. Each Share outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than (i) Shares owned immediately prior to the Effective Time by the Company (including those held in the Company’s treasury), (ii) Shares owned both as of the commencement of the Offer and immediately prior to the Effective Time by Parent, Purchaser, or any other direct or indirect wholly owned subsidiary of Parent, (iii) Shares irrevocably accepted for purchase pursuant to the Offer, and (iv) Shares held by stockholders who are entitled to appraisal rights under Section 262 of the DGCL and have properly exercised and perfected their respective demands for appraisal of such Shares in the time and manner provided in Section 262 of the DGCL and, as of the Effective Time, have neither effectively withdrawn nor lost their rights to such appraisal and payment under the DGCL), was converted into the right to receive, on a per Share basis, (A) the Closing Amount in cash, without any interest thereon, subject to any withholding tax, plus (B) one (1) CVR per Share (clauses (A) and (B), collectively, the “Merger Consideration”).

At the Effective Time, each option to purchase Shares (each, a “Company Option”) that was outstanding and unexercised, whether or not vested, and which had a per share exercise price that was less than the Closing Amount, was canceled and converted into the right of the holder to receive (i) (subject to any applicable withholding taxes) a lump-sum cash payment equal to (x) the excess (if any) of (a) the Closing Amount over (b) the per Share exercise price subject to such Company Option, multiplied by (y) the total number of Shares subject to such Company Option immediately prior to the Effective Time, plus (ii) one (1) CVR for each Share subject to such Company Option immediately prior to the Effective Time. At the Effective Time, each Company Option that was then outstanding and unexercised, whether or not vested, and which had a per share exercise price that was equal to or greater than the Closing Amount, was cancelled with no additional consideration payable therefor. At the Effective Time, each award of restricted stock units with respect to Shares (each, a “Company RSU”) that was outstanding, whether or not vested, was canceled and converted into the right of the holder to receive (i) (subject to any applicable withholding taxes) a lump-sum cash payment equal to (x) the Closing Amount, multiplied by (y) the total number of Shares subject to such Company RSU immediately prior to the Effective Time (with the number of Shares underlying any Company RSUs that were subject to performance-based vesting conditions determined based on achievement of actual performance in connection with the Merger, as determined by the Company’s board of directors or a committee thereof), and (ii) one (1) CVR for each Share subject to such Company RSU immediately prior to the Effective Time.

The aggregate amount of funds used by Parent to consummate the Offer and the Merger (including payments for Company Options, Company RSUs and other payments referred to in the Merger Agreement) was approximately $7.1 billion.

The foregoing description of the Merger Agreement and the Transactions is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on February 23, 2026, and is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

In connection with the consummation of the Transactions, the Company notified Nasdaq Stock Market LLC (“NASDAQ”) of the consummation of the Merger and requested that NASDAQ suspend trading of Shares and file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company also intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 under the Exchange Act, requesting the termination of registration of Shares under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to Shares.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 2.01, Item 3.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant.

The information set forth in the Introductory Note, Item 2.01, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the consummation of the Offer, a change in control of the Company occurred. At the Effective Time, the Company became a wholly owned subsidiary of Parent.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

In connection with the consummation of the Transactions, Rami Elghandour, David Lubner, Kavita Patel, Olivia Ware, Ali Behbahani, Jill Carroll, Andrew Galligan, and Kristin Myers, being all of the directors of the Company immediately prior to the Effective Time, resigned and ceased to be directors of the Company as of the Effective Time. In addition, pursuant to the terms of the Merger Agreement, each officer of the Company resigned and ceased to be an officer of the Company as of the Effective Time.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the directors and officers of Purchaser as of immediately prior to the Effective Time, which consisted of Andrew D. Dickinson, Keeley Cain Wettan, and Thomas Kennedy, became the directors and officers of the Company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s certificate of incorporation and bylaws were each amended and restated in their entirety. Copies of the amended and restated certificate of incorporation and amended and restated bylaws are attached as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1+	Agreement and Plan of Merger, dated as of February 22, 2026, by and among the Company, Parent and Purchaser (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K (File No. 001-41259) filed by the Company on February 23, 2026).
3.1*	Fifth Amended and Restated Certificate of Incorporation of Arcellx, Inc.
3.2*	Third Amended and Restated Bylaws of Arcellx, Inc.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

+Schedules, exhibits and annexes to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted schedules, exhibits and annexes upon request by the SEC.

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCELLX, INC.

Date:	April 28, 2026	By:	/s/ Rami Elghandour
Rami Elghandour Chief Executive Officer